Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions "Services - Experts" and "Services - Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports:
(1) dated April 30, 2012, with respect to the financial statements of Symetra Resource Variable Account B and (2) dated April 13, 2012, with respect to the statutory-basis financial statements and schedules of Symetra Life Insurance Company, included in Pre-Effective Amendment No. 4 to the Registration Statement (Form N-4, No. 333-178461) of Symetra Resource Variable Account B and related prospectus of the Symetra True Variable Annuity filed May 4, 2012, as amended by this Post-Effective Amendment
No. 1.


/s/ Ernst & Young LLP

Seattle, Washington
January 30, 2013